Exhibit 10.23

RESTRICTED STOCK AGREEMENT
PURSUANT TO THE THERAGENICS CORPORATION
2000 STOCK INCENTIVE PLAN

THIS AWARD is made as of the Grant Date, by THERAGENICS CORPORATION (the “Company”) to NAME (the “Recipient”).

Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference as part of this Agreement, the Company hereby awards as of the Grant Date to the Recipient the Restricted Shares (the “Restricted Stock Grant”) subject to acceptance by the Recipient.

A.	Grant Date: DATE.

B.	Plan: (under which Restricted Stock Grant is granted): Theragenics Corporation 2000 Stock Incentive Plan.

C.	Restricted Shares: Number shares of the Company’s common stock (“Common Stock”), subject to adjustment as provided in the attached Terms and Conditions.

D.
Vesting Schedule: The Restricted Shares shall become vested upon completing one year of service as described in the following sentence. The Recipient shall receive credit for a year of service as of the first anniversary of the Date of Grant, provided that the Recipient remains at all times either a non-employee director or an employee of the Company through that date. Any portion of the Restricted Shares that are not Vested Restricted Shares at the time that the Recipient ceases to be a non-employee director or employee of the Company shall be forfeited to the Company. The Restricted Shares which have become vested pursuant to the Vesting Schedule are herein referred to as the “Vested Restricted Shares.”

IN WITNESS WHEREOF, the Company and the Recipient have executed this Award as of the Grant Date set forth above.

THERAGENICS CORPORATION

By:______________________________________
Title:_____________________________________

RECIPIENT
_________________________________________ [Signature]

TERMS AND CONDITIONS TO THE
RESTRICTED STOCK AGREEMENT
PURSUANT TO THE THERAGENICS CORPORATION
2000 STOCK INCENTIVE PLAN

1.     Restricted Shares Held by the Share Custodian. The Recipient hereby authorizes and directs the Company to deliver any share certificate issued by the Company to evidence Restricted Shares to the Share Custodian to be held by the Share Custodian until the Restricted Shares become Vested Restricted Shares in accordance with the Vesting Schedule. When the Restricted Shares become Vested Restricted Shares, the Share Custodian shall deliver the Restricted Shares to the Recipient. In the event that the Recipient forfeits any of the Restricted Shares, and the number of Vested Restricted Shares includes a fraction of a share, the Share Custodian shall not be required to deliver the fractional share, and the Company may pay the Recipient the amount determined by the Company to be the estimated fair market value therefor. The Recipient hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of the Recipient with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Restricted Shares to the Company in accordance with this Award, in the name, place, and stead of the Recipient. The term of such appointment shall commence on the date of the Restricted Stock Grant and shall continue until the Restricted Shares are delivered to the Recipient as provided above. During the period that the Share Custodian holds the shares of Common Stock subject to this Section 1, the Recipient shall be entitled to all rights applicable to shares of Common Stock not so held, except as provided in Section 2 hereof. In the event the number of shares of Common Stock is increased or reduced by a change in the par value, split-up, stock split, reverse stock split, reclassification, merger, reorganization, consolidation, or otherwise, the Recipient agrees that any certificate representing shares of Common Stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian and shall be subject to all of the provisions of this Award as if initially granted thereunder. To effect the provisions of this Section, the Director shall complete an irrevocable stock power in favor of the Share Custodian in the form attached hereto as Exhibit A.

2.     Dividends. The Recipient shall be entitled to dividends paid on all Restricted Shares which are at the date of dividend declaration Vested Restricted Shares or which subsequent to the dividend declaration date become Vested Restricted Shares. The Recipient shall not be entitled to receive dividends paid on Restricted Shares which are subsequently forfeited. Dividends paid on Restricted Shares will be held by the Company and transferred to the Recipient, without interest, on such date as the Restricted Shares become Vested Restricted Shares.

3.      Withholding. To the extent required by law, the Company shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirement, if any, upon the earlier of the vesting of the Restricted Shares or the effective date of an election pursuant to Section 83(b) of the Internal Revenue Code with respect to such Restricted Shares. The Recipient must pay the withholding tax (i) in cash;

(ii) by certified check; or (iii) by tendering shares of Common Stock which have been owned by the Recipient for at least six (6) months prior to the date of exercise having a Fair Market Value equal to the withholding obligation.

4.     Restrictions on Transfer of Restricted Shares. Except for the transfer of any Restricted Shares by bequest or inheritance, the Recipient shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any unvested Restricted Shares. Any such disposition not made in accordance with this Award shall be deemed null and void. Any permitted transferee under this Section shall be bound by the terms of this Award.

5.     Additional Restrictions on Transfer.

In addition to any legends required under applicable securities laws or otherwise determined by the Company to be appropriate, the certificates representing the unvested Restricted Shares shall be endorsed with the following legend and the Recipient shall not make any transfer of the unvested Restricted Shares without first complying with the restrictions on transfer described in such legend:

TRANSFER IS RESTRICTED

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND FOREITURE PROVISIONS WHICH ALSO APPLY TO THE TRANSFEREE AS SET FORTH IN A RESTRICTED STOCK AGREEMENT DATED DATE, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

6.     Change in Capitalization.

(a)    The number and kind of Restricted Shares shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding is effected without receipt of consideration by the Company. No fractional shares shall be issued in making such adjustment.

    (b)     In the event of a merger, consolidation, extraordinary dividend, spin-off, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock, or other reorganization of the Company, the Committee shall take such action to make such adjustments with respect to the Restricted Shares or the terms of this Award as the Committee, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the Award, substituting cash, other securities, or other property to replace the Award, or removing of restrictions on Restricted Shares. All determinations and adjustments made by the Committee pursuant to this Subsection will be final and binding on the Recipient. Any action taken by the Committee need not treat all recipients of awards under the Plan equally.

        (c)     In the event that (i) any person or entity (other than the Company) makes a tender offer for shares of the Company’s Common Stock pursuant to which purchases are made or (ii) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation (other than a parent or a Subsidiary) or to sell or otherwise dispose of substantially all of its assets (other than to a parent or a Subsidiary) and the transaction contemplated by such agreement is consummated, the Option shall immediately become one hundred percent (100%) vested, notwithstanding the vesting schedule on the cover page of this Award.

        (d)     The existence of the Plan and the Restricted Stock Grant shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

7.     Governing Laws. This Award shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, no Restricted Shares shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which Recipient resides, and/or any other applicable securities laws.

8.     Successors. This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

9.     Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

10.    Severability. In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

11.     Entire Agreement. Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties with respect to the subject matter.

12.     Headings and Capitalized Terms. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award. Capitalized terms used, but not defined, in this Award shall be given the meaning ascribed to them in the Plan.

13.     Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

14.     No Right to Continued Retention. Neither the establishment of the Plan nor the award of Restricted Shares hereunder shall be construed as giving Recipient the right to continued service with the Company or an Affiliate.

EXHIBIT A

IRREVOCABLE STOCK POWER

The undersigned hereby assigns and transfers to Theragenics Corporation (the “Company”), Number shares of the Common Stock, $.01 par value, of the Company registered in the name of the undersigned on the stock transfer records of the Company and represented by Stock Certificate No. ____________________ of the Company; and the undersigned does hereby irrevocably constitute and appoint Lynn Rogers, his attorney-in-fact, to transfer the aforesaid shares on the books of the Company, with full power of substitution; and the undersigned does hereby ratify and confirm all that said attorney-in-fact lawfully shall do by virtue hereof.

Date:________________________________________	Signed:________________________________________
Print Name:_____________________________________
IN THE PRESENCE OF:
____________________________________________ (Print Name)
____________________________________________ (Signature)